UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2006

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 Main Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries, unless we specify or the context indicates otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

(a)          Establishment of 2006 Performance Goals.

On March 6, 2006, the Compensation Committee established 2006 performance goals for our executive officers under our 2002 Annual Incentive Compensation Plan for Executive Officers (the “AICP Plan”). The executives who participate in the AICP Plan include, among others, each of the named executive officers who will be reported in our 2006 proxy statement (the “Named Executive Officers”), Messrs. Staff, Jacobs, Jines, Landrum and Langdon. The AICP Plan provides for the payment to executive officers of annual cash bonuses subject to the satisfaction of performance goals established by the Compensation Committee.

For 2006, the performance goals and their individual weighting consist of: (a) meeting specified corporate performance levels (75%) as measured by (i) earnings before interest, taxes, depreciation and amortization, excluding the impact of historical hedging and excluding gains and losses on sales of assets and emissions credits, (ii) effecting reductions in commercial collateral usage, (iii) achieving specified adjusted wholesale and retail contribution margins; (b) meeting individual operational goals that the Committee will establish later in its discretion (15%); and (c) improvements in employee survey results (10%).

In conjunction with the establishment of performance goals, the Compensation Committee established the target awards (expressed as a percentage of annual base salary) for each of our executive officers. The target levels for the Named Executive Officers are 100% of base salary for Mr. Staff, 90% for Mr. Jacobs, 60% for Mr. Jines, 70% for Mr. Landrum and 55% for Mr. Langdon. If the performance goals are achieved above or below target levels, the amount of cash bonus paid can range from 20% to 200% of the executive officer’s specified target award, depending on the level at which the performance goal was achieved. The Compensation Committee will determine achievement of performance objectives and cash bonus amounts (if any) payable under the AICP Plan during the first quarter of 2007.

(b)          Establishment of 2006 Executive Officer Annual Base Salaries.

On March 6, 2006, the Compensation Committee approved the base annual salaries (effective April 1, 2006) of our executive officers for 2006. The following table sets forth the annual base salary levels of the Named Executive Officers:

Name and Position	2006 Annual Base Salary
Joel V. Staff Chairman and Chief Executive Officer	$1,050,000

Mark M. Jacobs Executive Vice President and Chief Financial Officer	$629,000

Michael L. Jines Senior Vice President, General Counsel and Corporate Secretary	$386,000

Brian Landrum Executive Vice President, Operations	$565,000

Jerry J. Langdon Executive Vice President, Public and Regulatory Affairs and Corporate Compliance Officer	$338,400

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: March 10, 2006	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller